EXHIBIT 21

SUBSIDIARIES OF NCR CORPORATION

Organized under the Laws of
First Level Technology LLC	Delaware
InfoAmerica/USA, Inc.	Colorado
NCR European and South American Holdings LLC	Delaware
NCR Self-Service LLC	Delaware
NCR Government Systems LLC	Delaware
NCR Holdings LLC	Delaware
NCR Indonesia LLC	Delaware
NCR Italia Holdings LLC	Delaware
NCR Central Europe LLC	Delaware
NCR Czech Republic Holdings LLC	Delaware
NCR Latin American Holdings LLC	Delaware
NCR Michigan LLC	Delaware
NCR Poland LLC	Delaware
NCR Solutions (Middle East) LLC	Delaware
NCR EasyPointLLC	Delaware
Data Pathing Holdings LLC	Delaware
Quantor Holdings LLC	Delaware
The NCR Foundation	Ohio
NCR International, Inc.	Delaware
NCR International Holdings, Inc.	Delaware
NCR Merger Sub Parent, Inc.	Delaware
NCR Scholarship Foundation	Ohio
NCR United Kingdom Holdings Inc.	Delaware
NCR Venture Fund, L.L.C.	Delaware
Data Pathing Incorporated	Delaware
International Investments Inc.	Delaware
The Microcard Corporation	Delaware
The National Cash Register Company	Maryland
North American Research Corporation	Delaware
Old River Software Inc.	Delaware
Prime Nanotech LLC	Delaware
Quantor Corporation	Delaware
Research Computer Services, Inc.	Delaware
Sparks, Inc.	Ohio
Worldwide Customer Services LLC	Delaware
TNR Holdings Corp.	Delaware
TNR Holdings, LLC	Texas
TNR Nevada, LLC	Nevada

TNR Canada Holdings, Inc.	Texas
The New Release, LP	Texas
NCR Argentina S.R.L.	Argentina
NCR Australia Pty. Limited	Australia
NCR Oesterreich Ges.m.b.H.	Austria
NCR (Bahrain) W.L.L.	Bahrain
NCR Belgium & Co. SNC	Belgium
Global Assurance Limited NCR Services Limited NCR Treasury Finance Limited NCR Treasury Financing Limited NCR (Bermuda) Holdings Limited NCR Bermuda (2006) Limited	Bermuda Bermuda Bermuda Bermuda Bermuda Bermuda
NCR Brasil Ltda NCR Brasil – Industria de Equipamentos para Automacao Ltda.	Brazil Brazil
NCR Canada Ltd. TNR Holdings Canada, ULC	Canada Nova Scotia, Canada
NCR Chile Industrial y Comercial Limitada	Chile
NCR (Shanghai) Technology Services Ltd. NCR (Beijing) Financial Equipment System Co., Ltd.	China China
NCR Colombia Ltda.	Colombia
NCR (Cyprus) Limited	Cyprus
NCR (Middle East) Limited	Cyprus
NCR (North Africa) Limited	Cyprus
NCR (IRI) Ltd.	Cyprus
NCR Ceska republika, spol.s.r.o.	Czech Republic
NCR Danmark A/S	Denmark
NCR Dominicana C. por A.	Dominican Republic
NCR Finland Oy	Finland
NCR France SNC NCR Antilles S.A.R.L. 4Front Technologies SA France	France French West Indies France
NCR GmbH	Germany
NCR Ghana Limited	Ghana
NCR (Hellas) S.A.	Greece
NCR (Hong Kong) Limited NCR (China) Limited	Hong Kong Hong Kong
NCR Magyarorszag Kft. NCR Global Services Center Kf.t.	Hungary Hungary
NCR Corporation India Private Ltd.	India
P. T. NCR Indonesia	Indonesia

NCR Global Holdings Limited NCR Global Solutions Limited NCR International Technology Ltd. NCR Airside Ireland Limited Labfire Limited	Ireland Ireland Ireland Ireland Ireland
NCR Italia S.r.l. Memorex Telex S.P.A.	Italy Italy
NCR Japan, Ltd. NCR Holdings Ltd.	Japan Japan
NCR (Kenya) Limited Afrique Investments Ltd. Data Processing Printing and Supplies Ltd.	Kenya Kenya Kenya
NCR Korea YH	Korea
NCR (Macau) Limited	Macau
NCR (Malaysia) Sdn. Bhd. EPNCR (Malaysia) Sdn. Bhd. Compu Search Sdn Bhd	Malaysia Malaysia Malaysia
NCR de Mexico, S.A. de C.V. NCR Solutions de Mexico S. de R.L. de C.V. NCR Consumables, S.A. de C.V. NCR Global Consumables Solutions S.A. de C.V.	Mexico Mexico Mexico Mexico

NCR Nederland N.V.

NCR EMEA Regional Care Center B.V.

NCR Financial Shared Services Center B.V.

NCR Dutch Holdings C.V.

NCR Dutch Holdings B.V.

NCR Aftermarket B.V.

NCR EMEA Service Logistics Center, B.V.

NCR Netherlands Holdings C.V.

Netherlands Netherlands Netherlands Netherlands Netherlands Netherlands Netherlands Netherlands
NCR (NZ) Corporation NCR Wholesale Ltd.	New Zealand New Zealand
NCR (Nigeria) PLC	Nigeria
NCR Norge AS	Norway
NCR Corporation de Centroamerica S.A. NCR Corporation de Panama, S.A.	Panama Panama
NCR del Peru S.A.	Peru
NCR Corporation (Philippines) NCR Software Corporation (Philippines) NCR Cebu Development Center, Inc.	Philippines Philippines Philippines
NCR Polska Sp.z.o.o.	Poland
NCR Portugal-Informatica, Lda	Portugal
NCR A/O	Russia

NCR Singapore Pte Ltd NCR Asia Pacific Pte Ltd.	Singapore Singapore
NCR International (South Africa) (Pty) Ltd.	South Africa
NCR Espana, S.L.	Spain
NCR (Switzerland) GmbH National Registrierkassen AG	Switzerland Switzerland
NCR Systems Taiwan Ltd.	Taiwan
NCR (Thailand) Limited	Thailand
NCR Bilisim Sistemleri LS	Turkey
NCR Ukraine Limited	The Ukraine

NCR UK Partners LLP

NCR UK Finance Ltd.

NCR UK Group Limited

NCR UK Holdings Limited

Fluidtopco Ltd.

NCR Limited

NCR Properties Limited

Express Boyd Limited

NCR Financial Solutions Group Ltd.

Regis Court Management Limited

Melcombe Court Management

(Marylebone) Limited

4Front Group UK Ltd

4Front Products Limited

United Kingdom

United Kingdom

United Kingdom

United Kingdom

United Kingdom

United Kingdom

United Kingdom

United Kingdom

United Kingdom

United Kingdom

United Kingdom

United Kingdom

United Kingdom

United Kingdom

4Front Networks Limited

Allied Business Systems Limited

Shortlands Computing Services Ltd.

Eurographic Industries Ltd.

4Soft Limited

4Front Services Limited

4Help Software Support Ltd.

Network Controls International Ltd.

United Kingdom United Kingdom United Kingdom United Kingdom United Kingdom United Kingdom United Kingdom United Kingdom
NCR Zimbabwe (Private) Limited N Timms & Co. (Private) Limited	Zimbabwe Zimbabwe